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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our reports dated March 25, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of WinStar Communications, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of WinStar Communications, Inc. on Forms S-8 (Registration Nos. 33-87568; 33-98668; 333-47391; 333-31057; 333-15073 and
333-63541), Form S-4 (Registration No. 333-40755); Forms S-3 (Registration Nos. 33-95242; 333-6073; 333-6079; 333-18465 and 333-70263).

GRANT THORNTON LLP


New York, New York
March 25, 1999